Matthew T. Browne
+1 858 550 6045
mbrowne@cooley.com

August 9, 2018
U.S. Auto Parts Network, Inc.
16941 Keegan Avenue
Carson, CA 90746
Ladies and Gentlemen:
You have requested our opinion, as counsel to U.S. Auto Parts Network, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S‑8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of up to 1,500,000 shares of the Company’s Common Stock, $0.001 par value (the “Shares”), issuable pursuant to the Company’s 2016 Equity Incentive Plan (the “Plan”).
In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Plan, the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and the related prospectus, will be validly issued, fully paid, and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).
We consent to the filing of this opinion as an exhibit to the Registration Statement.
Sincerely,
Cooley LLP
By:     /s/ Matthew T. Browne
Matthew T. Browne